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                                                                    Exhibit 23.1


                                     CONSENT

         We hereby consent to the references to this firm and our opinions in, and the inclusion of our opinions as exhibits to: the Registration Statement on Form SB-2 filed by First Federal Bancshares, Inc. (the "Company"), and all amendments thereto; in the Form H-(e)1-S for the Company, and all amendments thereto; and in the Application for Conversion on Form AC filed by First Federal Bank, F.S.B. (the "Bank"), and all amendments thereto, relating to the conversion of the Bank from a federally-chartered mutual savings bank to a federally-chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to the Company, a holding company formed for such purpose, and the offering of the Company's common stock.

         We note that, although certain portions of the Registration Statement on Form SB-2 (the financial statements and schedules) have been included therein on the authority of "experts" within the meaning of the Securities Act, we are not such experts with respect to any portion of the Registration Statement on Form SB-2, including without limitation the financial statements or schedules or the other financial information or data included therein.


                                             /s/ Muldoon, Murphy & Faucette LLP
                                             ----------------------------------
                                             MULDOON, MURPHY & FAUCETTE LLP


Dated this 5th day of
May 2000